CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-8 of Meta Source Group, Inc. of our report dated December 16, 2002, relating to the financial statements of Meta Source Systems, Inc., our report dated October 3, 2002 relating to the financial statements of Kensington Group, Inc., and our report dated November 15, 2002 relating to the financial statements of Digit Digital Experiences, Limited, which appear in Form 8-KA filed on January 17, 2003. We also consent to the reference to our firm under the caption "Experts."


                                /s/  MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                -----------------------------------------------
                                     MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                     Certified Public Accountants

New York, New York
February 6, 2003